Exhibit 5.1

John Hancock Tower, 27th Floor
200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES

Abu Dhabi	Milan
Barcelona	Moscow
Beijing	Munich
Boston	New Jersey
Brussels	New York
Chicago	Orange County

May 20, 2015

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, Massachusetts 02142

Re:                             Registration Statement on Form S-3 (No. 333-188227);

8,337,500 shares of Common Stock, par value $0.0001 per share

Doha	Paris
Dubai	Riyadh
Düsseldorf	Rome
Frankfurt	San Diego
Hamburg	San Francisco
Hong Kong	Shanghai
Houston	Silicon Valley
London	Singapore
Los Angeles	Tokyo
Madrid	Washington, D.C.

Ladies and Gentlemen:

We have acted as special counsel to Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 8,337,500 shares of common stock of the Company, $0.0001 par value per share (“Common Stock”), including up to 1,087,500 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares (the “Shares”).  The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2013 (Registration No. 333-188227) (as amended, the “Registration Statement”), and are being offered pursuant to a base prospectus dated February 27, 2015 (the “Base Prospectus”), a preliminary prospectus supplement dated May 18, 2015 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated May 19, 2015 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”).  The Shares are being sold pursuant to an underwriting agreement dated May 19, 2015 between Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters, and the Company (the “Underwriting Agreement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2015 and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP